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                                                                  EXHIBIT 23(b)

                             ACCOUNTANTS' CONSENT

The Board of Directors
Pfizer Inc.:

  We consent to the use of our audit reports incorporated herein by reference dated February 22, 1996 on the consolidated financial statements and March 28, 1996 on the consolidated financial statement schedule as of December 31, 1995, 1994 and 1993, and for each of the years then ended, and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG PEAT MARWICK LLP

New York, New York
March 29, 1996